Exhibit 99.1

February 22, 2010
For 7:00 am EST Release

Contacts:                                   Shareholders’/Analysts’ Inquiries:                                      Media Inquiries:
                    Robbin Moore-Randolph                                                         Chris Ahearn
                     704-758-3579                                                                               704-758-2304

LOWE’S REPORTS FOURTH QUARTER SALES AND EARNINGS RESULTS
Board of Directors Authorizes the Repurchase of up to $5 Billion of the Company’s Common Stock

MOORESVILLE, N.C.  –  Lowe’s Companies, Inc. (NYSE: LOW), the world’s second largest home improvement retailer, today reported net earnings of $205 million for the quarter ended January 29, 2010, a 26.5 percent increase from the same period a year ago.  Diluted earnings per share increased 27.3 percent to $0.14 from $0.11 in the fourth quarter of 2008.  For the fiscal year ended January 29, 2010, net earnings declined 18.8 percent to $1.78 billion and diluted earnings per share also declined 18.8 percent to $1.21.

Sales for the quarter increased 1.8 percent to $10.2 billion, up from $10.0 billion in the fourth quarter of 2008.  For the fiscal year ended January 29, 2010, sales declined 2.1 percent to $47.2 billion.  Comparable store sales for the fourth quarter declined 1.6 percent and declined 6.7 percent for fiscal 2009.

“Our fourth quarter results, including sales and earnings that exceeded our guidance, suggest the worst of the economic cycle is likely behind us,” commented Robert A. Niblock, Lowe’s chairman and CEO.  “While the psychological impact of falling home prices and an uncertain employment picture continue to weigh on consumers, improving comparable store sales trends, including improvement in many bigger-ticket, project categories, provides an encouraging sign that consumers are gaining the confidence to take on more discretionary projects.

“Our advancing customer service scores, driven by our knowledgeable and engaged workforce, have been a key factor in Lowe’s solid market share gains throughout this downturn,” Niblock added.  “Our commitment to service, shared by our more than 238,000 employees, positions Lowe’s to best capitalize on the markedly different competitive landscape we will experience as the economy bottoms and home improvement demand improves.”

During the quarter, the company repurchased $500 million, or 21.9 million shares, of the company’s common stock.  The $1.7 billion share repurchase capacity remaining under the Board’s 2007 authorization expired at the end of fiscal 2009.  In addition, the Board of Directors has authorized the repurchase of up to $5 billion of the company’s common stock.  Although this new repurchase authorization has no expiration, the company expects to use the full amount over the next three years.  The repurchases will be subject to market conditions, and will be made from time to time either in the open market or through private transactions in accordance with the requirements of the Securities and Exchange Commission.  The company’s repurchase program may be suspended, discontinued or resumed at any time.

During the quarter, Lowe’s opened 11 stores.  As of January 29, 2010, Lowe’s operated 1,710 stores in the United States and Canada representing 193.2 million square feet of retail selling space, a 3.5 percent increase over last year.

A conference call to discuss fourth quarter 2009 operating results is scheduled for today (Monday, February 22) at 9:00 am EST.  Please dial 888-817-4020 (international callers dial 706-679-4821) to participate.  A webcast of the call will take place simultaneously and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s Fourth Quarter and Fiscal Year 2009 Earnings Conference Call Webcast.  A replay of the call will be archived on Lowes.com until May 16, 2010.

Lowe’s Business Outlook

First Quarter 2010 (comparisons to first quarter 2009)
•	The company expects to open approximately 11 new stores reflecting square footage growth of approximately 3 percent
•	Total sales are expected to increase 1 to 3 percent
•	The company expects comparable store sales to range between a 2 percent decline and flat
•	Earnings before interest and taxes as a percentage of sales (operating margin) is expected to decline 90 to 100 basis points
•	Depreciation expense is expected to be approximately $400 million
•	Diluted earnings per share of $0.27 to $0.29 are expected
•	Lowe’s first quarter ends on April 30, 2010 with operating results to be publicly released on Monday, May 17, 2010

Fiscal Year 2010 (comparisons to fiscal year 2009)
•	The company expects to open 40 to 45 stores in 2010 reflecting total square footage growth of approximately 2 percent
•	Total sales are expected to increase 4 to 6 percent
•	The company expects comparable store sales to increase 1 to 3 percent
•	Earnings before interest and taxes as a percentage of sales (operating margin) is expected to increase 40 to 50 basis points
•	Depreciation expense is expected to be approximately $1.62 billion
•	Diluted earnings per share of $1.30 to $1.42 are expected for the fiscal year ending January 28, 2011

Disclosure Regarding Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”).  Statements of the company’s expectations for sales growth, comparable store sales, earnings and performance, capital expenditures, store openings, the housing market, the home improvement industry, demand for services, and any statement of an assumption underlying any of the foregoing, constitute “forward-looking statements” under the Act.  Although the company believes that the expectations, opinions, projections, and comments reflected in its forward-looking statements are reasonable, it can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results expressed or implied by our forward-looking statements including, but not limited to, changes in general economic conditions, such as rising unemployment, interest rate and currency fluctuations, higher fuel and other energy costs, slower growth in personal income, changes in consumer spending, the availability and increasing regulation of consumer credit and mortgage financing, changes in the rate of housing turnover, inflation or deflation of commodity prices and other factors which can negatively affect our customers, as well as our ability to:  (i) respond to adverse trends in the housing industry and the level of repairs, remodeling, and additions to existing homes, as well as general reduction in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes designed to enhance our efficiency and competitiveness; (iii) attract, train, and retain highly-qualified associates; (iv) locate, secure, and successfully develop new sites for store development particularly in major metropolitan markets; (v) respond to fluctuations in the prices and availability of services, supplies, and products; (vi) respond to the growth and impact of competition; (vii) address legislative and regulatory developments; and (viii) respond to unanticipated weather conditions that could adversely affect sales.  In addition, we could experience additional impairment losses if the actual results of our operating stores are not consistent with the assumptions and judgments we have made in estimating future cash flows and determining asset fair values. For more information about these and other risks and uncertainties that we are exposed to, you should read the “Risk Factors” and “Critical Accounting Policies and Estimates” included in our Annual Report on Form 10-K to the United States Securities and Exchange Commission and the description of material changes, if any, therein included in our Quarterly Reports on Form 10-Q.

The forward-looking statements contained in this news release speak only as of the date of this release and the company does not assume any obligation to update any such statements.

With fiscal year 2009 sales of $47.2 billion, Lowe’s Companies, Inc. is a FORTUNE® 50 company that serves approximately 15 million customers a week at more than 1,700 home improvement stores in North America. Founded in 1946 and based in Mooresville, N.C., Lowe’s is the second-largest home improvement retailer in the world. For more information, visit Lowes.com.

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Lowe's Companies, Inc.
Consolidated Statements of Current and Retained Earnings (Unaudited)
In Millions, Except Per Share Data

	Three Months Ended				Years Ended
	January 29, 2010		January 30, 2009		January 29, 2010		January 30, 2009
Current Earnings	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent

Net sales	$10,168	100.00	$9,984	100.00	$47,220	100.00	$48,230	100.00

Cost of sales	6,614	65.05	6,616	66.27	30,757	65.14	31,729	65.79

Gross margin	3,554	34.95	3,368	33.73	16,463	34.86	16,501	34.21

Expenses:

Selling, general and administrative	2,763	27.18	2,610	26.15	11,688	24.75	11,074	22.96

Store opening costs	12	0.11	32	0.32	49	0.10	102	0.21

Depreciation	401	3.95	397	3.97	1,614	3.42	1,539	3.19

Interest - net	56	0.55	70	0.70	287	0.61	280	0.58

Total expenses	3,232	31.79	3,109	31.14	13,638	28.88	12,995	26.94

Pre-tax earnings	322	3.16	259	2.59	2,825	5.98	3,506	7.27

Income tax provision	117	1.14	97	0.97	1,042	2.20	1,311	2.72

Net earnings	$205	2.02	$162	1.62	$1,783	3.78	$2,195	4.55

Weighted average common shares outstanding - basic	1,455		1,462		1,462		1,457

Basic earnings per common share	$0.14		$0.11		$1.21		$1.50

Weighted average common shares outstanding - diluted	1,458		1,463		1,464		1,468

Diluted earnings per common share	$0.14		$0.11		$1.21		$1.49

Cash dividends per share	$0.090		$0.085		$0.355		$0.335

Retained Earnings
Balance at beginning of period	$18,236		$17,012		$17,049		$15,345
Net earnings	205		162		1,783		2,195
Cash dividends	(131)		(125)		(522)		(491)
Share repurchases	(3)		-		(3)		-
Balance at end of period	$18,307		$17,049		$18,307		$17,049

Lowe's Companies, Inc.
Consolidated Balance Sheets
In Millions, Except Par Value Data

		(Unaudited)
		January 29, 2010	January 30, 2009
Assets

Current assets:
Cash and cash equivalents		$632	$245
Short-term investments		425	416
Merchandise inventory - net		8,249	8,209
Deferred income taxes - net		208	105
Other current assets		218	215

Total current assets		9,732	9,190

Property, less accumulated depreciation		22,499	22,722
Long-term investments		277	253
Other assets		497	460

Total assets		$33,005	$32,625

Liabilities and Shareholders' Equity

Current liabilities:
Short-term borrowings		$-	$987
Current maturities of long-term debt		552	34
Accounts payable		4,287	4,109
Accrued compensation and employee benefits		577	434
Deferred revenue		683	674
Other current liabilities		1,256	1,322

Total current liabilities		7,355	7,560

Long-term debt, excluding current maturities		4,528	5,039
Deferred income taxes - net		598	599
Other liabilities		1,455	1,372

Total liabilities		13,936	14,570

Shareholders' equity:
Preferred stock - $5 par value, none issued		-	-
Common stock - $.50 par value;
Shares issued and outstanding
January 29, 2010	1,459
January 30, 2009	1,470	729	735
Capital in excess of par value		6	277
Retained earnings		18,307	17,049
Accumulated other comprehensive income (loss)		27	(6)

Total shareholders' equity		19,069	18,055

Total liabilities and shareholders' equity		$33,005	$32,625

Lowe's Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Years Ended
	January 29, 2010	January 30, 2009
Cash flows from operating activities:
Net earnings	$1,783	$2,195
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,733	1,667
Deferred income taxes	(123)	69
Loss on property and other assets - net	193	89
Loss on redemption of long-term debt	-	8
Share-based payment expense	102	95
Net changes in operating assets and liabilities:
Merchandise inventory - net	(28)	(611)
Other operating assets	7	31
Accounts payable	175	402
Other operating liabilities	212	177
Net cash provided by operating activities	4,054	4,122

Cash flows from investing activities:
Purchases of short-term investments	(344)	(210)
Proceeds from sale/maturity of short-term investments	624	431
Purchases of long-term investments	(1,483)	(1,148)
Proceeds from sale/maturity of long-term investments	1,160	994
Increase in other long-term assets	(62)	(56)
Property acquired	(1,799)	(3,266)
Proceeds from sale of property and other long-term assets	18	29
Net cash used in investing activities	(1,886)	(3,226)

Cash flows from financing activities:
Net decrease in short-term borrowings	(1,007)	(57)
Proceeds from issuance of long-term debt	10	15
Repayment of long-term debt	(37)	(573)
Proceeds from issuance of common stock under employee stock purchase plan	75	76
Proceeds from issuance of common stock from stock options exercised	53	98
Cash dividend payments	(391)	(491)
Repurchases of common stock	(504)	(8)
Excess tax benefits of share-based payments	-	1
Net cash used in financing activities	(1,801)	(939)

Effect of exchange rate changes on cash	20	7

Net increase (decrease) in cash and cash equivalents	387	(36)
Cash and cash equivalents, beginning of period	245	281
Cash and cash equivalents, end of period	$632	$245